                                                                    EXHIBIT 99.1
                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
Stockholders of Radish Communications
Systems, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Radish Communications Systems, Inc. (the "Company") at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PRICE WATERHOUSE LLP

Boulder, Colorado
March 8, 1996

                     RADISH COMMUNICATIONS SYSTEMS, INC.
                                BALANCE SHEET

                                                                       DECEMBER 31,          SEPTEMBER 30,
                                                               --------------------------    --------------
                                                                   1994           1995            1996
                                                               ------------    ----------    --------------
                                                                                               (UNAUDITED)
ASSETS
Current assets
  Cash and cash equivalents                                        $1,168,056     $  881,173     $4,953,334
  Accounts receivable, net of allowance for doubtful accounts
   of $8,005, $58,418 and $24,628 (unaudited)                         328,573        450,959        372,072
  Inventory                                                           127,741        260,409        216,527
  Prepaid expenses and other current assets                             1,583         10,200         14,302
                                                                   ----------     ----------     ----------
     Total current assets                                           1,625,953      1,602,741      5,556,235
Property and equipment, net                                           556,123        627,656        675,936
Patent costs, net of amortization of $13,111, $38,963 and
 $60,556 (unaudited)                                                  140,183        150,921        144,466
Other assets                                                           10,812         16,281          9,706
                                                                   ----------     ----------     ----------
                                                                   $2,333,071     $2,397,599     $6,386,343
                                                                   ==========     ==========     ==========
LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK
  AND STOCKHOLDERS' DEFICIT
Current liabilities
  Accounts payable                                                 $  260,757     $  211,673     $  290,261
  Accrued compensation and benefits                                    91,308        105,437         94,008
  Other accrued liabilities                                            59,332         57,562        111,342
  Current portion of capital lease obligations                         69,591        152,163        248,219
  Deferred revenue                                                                   497,225        413,338
                                                                   ----------     ----------     ----------
     Total current liabilities                                        480,988      1,024,060      1,157,168

Long-term portion of capital lease obligations                        217,626        310,152        100,000

Commitments (Note 9)

Mandatorily redeemable convertible preferred stock;
   $.001 par value; 12,388,682 shares authorized
   (unaudited); 3,025,000 shares designated as Series
   A, 3,025,000 issued and outstanding; 5,045,500 shares
   designated as Series B, 5,005,500 issued and outstanding;
   1,500,000 shares designated as Series C, 1,500,000 issued
   and outstanding; 2,818,182 shares designated as Series D,
   2,818,182 issued and outstanding (unaudited)                     7,971,889     10,953,930     17,121,131


Stockholders' Deficit
   Common stock, $.001 par value; 26,000,000 shares authorized;
   1,609,876, 1,721,318 and 2,441,015 (unaudited) shares issued
   and outstanding                                                      1,610          1,721          2,441
   Additional paid-in capital                                         305,910        367,076      2,080,231
   Accumulated deficit                                             (6,644,952)   (10,259,340)   (12,875,228)
   Stock subscription receivable                                                                 (1,199,400)
                                                                  -----------   ------------    ------------
     Total stockholders' deficit                                   (6,337,432)    (9,890,543)   (11,991,956)
                                                                  -----------   ------------   ------------
                                                                  $ 2,333,071   $  2,397,599   $  6,386,343
                                                                  ===========   ============   ============

  The accompanying notes are an integral part of these financial statements.

                      RADISH COMMUNICATIONS SYSTEMS, INC.

                            STATEMENT OF OPERATIONS


                                                     YEAR ENDED               NINE MONTHS ENDED
                                                     DECEMBER 31,               SEPTEMBER 30,
                                                     -------------              --------------
                                                  1994           1995           1995           1996
                                              -------------  ------------   -------------  ------------
                                                                            (UNAUDITED)    (UNAUDITED)
Revenue:
     License fees                             $ 1,140,000   $   942,689     $   640,493   $   882,689
     Hardware sales                               648,524       571,731         414,327       647,331
     Royalties                                                  392,313         277,924     1,182,788
     Other                                        226,046       163,051         130,985        24,843
                                               -----------   -----------     -----------   -----------
          Total revenue                         2,014,570     2,069,784       1,463,729     2,737,651
                                               -----------   -----------     -----------   -----------
Cost of revenues:
     Hardware sales                               654,797       453,709         326,083       474,851
     Other                                        288,371       152,164          94,950        26,134
                                               -----------   -----------     -----------   -----------
           Total cost of revenue                  943,168       605,873         421,033       500,985
                                               -----------   -----------     -----------   -----------
           Gross margin                         1,071,402     1,463,911       1,042,696     2,236,666
                                               -----------   -----------     -----------   -----------
Operating expenses:
     General and administrative                   450,672       615,828         468,357       411,949
     Sales and marketing                        1,607,179     2,378,430       1,781,954     2,690,038
     Research and development                   1,417,121     2,087,145       1,607,183     1,833,713
                                               -----------   -----------     -----------   -----------
           Total operating expenses             3,474,972     5,081,403       3,857,494     4,935,700
                                               -----------   -----------     -----------   -----------
Loss from operations                           (2,403,570)   (3,617,492)     (2,814,798)   (2,699,034)
Interest income                                    59,957        54,317          46,327       129,369
Interest expense                                  (27,033)      (51,213)        (39,588)      (46,223)
                                               -----------   -----------     -----------   -----------

Net loss                                      $(2,370,646)  $(3,614,388)    $(2,808,059)  $(2,615,888)
                                               ===========  ============    ============  ============
Net loss per common share                          $(3.70)       $(5.03)         $(4.08)       $(2.06)
                                               ===========  ============    ============  ============
Weighted average common shares outstanding        640,325       719,230         687,914     1,270,644
                                               ===========  ============    ============  ============

  The accompanying notes are an integral part of these financial statements.

                      RADISH COMMUNICATIONS SYSTEMS, INC.

                            STATEMENT OF CASH FLOWS

                                                            YEAR ENDED                NINE MONTHS ENDED
                                                            DECEMBER 31,                 SEPTEMBER 30,
                                                           -------------                --------------
                                                        1994             1995        1995             1996
                                                        ----             ----        ----             ----
                                                                                  (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                            $(2,370,646)   $(3,614,388)    $(2,808,059)  $(2,615,888)
Adjustments to reconcile net loss to net cash
 used in operating activities:
  Depreciation and amortization                         155,121        249,868         187,180       193,176
  Provision for doubtful accounts                                       55,000           5,000        28,500
  Noncash issuance of warrants                                          54,000                       500,000
  Decrease (increase) in accounts receivable           (236,726)      (177,386)       (266,687)       50,387
  Decrease (increase) in inventory                      233,343       (132,668)       (195,101)       43,882
  Decrease (increase) in prepaid expenses and
   other assets                                            (548)       (14,086)        (20,347)        2,473
  Increase (decrease) in accounts payable and
   accrued liabilities                                   74,162        (36,725)         79,208       120,939
  Increase (decrease) in deferred revenue                              497,225                       (83,887)
                                                    -----------    -----------     -----------   -----------

    Net cash used in operating activities            (2,145,294)    (3,119,160)     (3,018,806)   (1,760,418)

CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for capital equipment                      (74,528)        (8,641)         (6,500)     (219,863)
Increase in patent costs                                (50,019)       (36,590)        (34,663)      (15,138)
                                                    -----------     -----------     -----------   -----------

    Net cash used in investing activities              (124,547)       (45,231)        (41,163)     (235,001)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on capital lease obligations                   (30,844)      (111,810)       (108,993)     (114,096)
Proceeds from preferred stock issuance, net           3,314,618      2,982,041       2,978,174     6,167,201
Exercise of stock options and warrants                        4          7,277          10,886        14,475
                                                    -----------    -----------     -----------   -----------

    Net cash provided by financing activities         3,283,778      2,877,508       2,880,067     6,067,580

CASH AND CASH EQUIVALENTS
Net increase (decrease)                               1,013,937       (286,883)       (179,902)    4,072,161
Beginning of period                                     154,119      1,168,056       1,168,056       881,173
                                                    -----------    -----------     -----------   -----------

End of period                                       $ 1,168,056    $   881,173     $   988,154   $ 4,953,334
                                                    ===========    ===========     ===========   ===========

SUPPLEMENTAL DISCLOSURE OF NON-CASH
 ACTIVITIES AND OTHER CASH FLOW INFORMATION
Equipment acquired under capital leases             $   318,061    $   286,908     $   213,530
Issuance of warrants                                                    54,000
Notes payable and accrued interest exchanged
 for preferred stock                                  1,663,419
Receipt of note receivable for issuance of stock
 upon exercise of warrants                                                                       $ 1,199,400
Interest Paid                                            15,198         56,124          39,588        46,223


  The accompanying notes are an intergral part of these financial statements.

                      RADISH COMMUNICATIONS SYSTEMS, INC.

                 STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                                                                             ADDITIONAL     STOCK           TOTAL
                                          COMMON STOCK          PAID-IN     ACCUMULATED   SUBSCRIPTION   STOCKHOLDERS'
                                          ------------
                                       SHARES       AMOUNT      CAPITAL       DEFICIT      RECEIVABLE       DEFICIT
                                       ------       ------      -------       -------      ----------       -------
Balance, December 31, 1993            1,606,305     $1,606     $  305,910  $ (4,274,306)  $              $ (3,966,790)

Stock options exercised                   3,571          4                                                          4
Net loss                                                                     (2,370,646)                   (2,370,646)
                                     ----------   --------     ----------  ------------    ----------    ------------
Balance, December 31, 1994            1,609,876      1,610        305,910    (6,644,952)                   (6,337,432)

Stock options exercised                 111,442        111          7,166                                       7,277

Issuance of contingent warrants                                    54,000                                      54,000

Net loss                                                                     (3,614,388)                   (3,614,388)
                                     ----------   --------     ----------  ------------    ----------    ------------
Balance, December 31, 1995            1,721,318      1,721        367,076   (10,259,340)                   (9,890,543)

Stock options exercised                 119,697        120         13,755                                      13,875

Stock warrants exercised for note
receivable                              600,000        600      1,199,400                   (1,199,400)           600

Mark-to-market adjustment
 of contingent warrants                                           500,000                                     500,000
Net loss                                                                     (2,615,888)                   (2,615,888)
                                     ----------   --------     ----------  ------------    -----------    -----------
Balance, September 30, 1996
 (unaudited)                          2,441,015     $2,441     $2,080,231  $(12,875,228)   $(1,199,400)  $(11,991,956)
                                      =========   ========     ==========  ============    ===========   ============

  The accompanying notes are an integral part of these financial statements.

                      RADISH COMMUNICATIONS SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS


1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION
     Radish Communications Systems, Inc. ("Radish" or the "Company") was founded in May 1990 to develop and market advanced telecommunications products. The Company was reincorporated as a Delaware corporation on March 31, 1992. Radish designs, develops and markets software that enhances customer service in call center and help-desk environments. Radish is the developer of VoiceView, an industry standard for integrated voice and data communications using a telephone and a personal computer. VoiceView is licensed to and distributed by computer and modem original equipment manufacturers ("OEMs"). The Company's software products provide end user consumers access to OEM customer technical support during an ordinary phone call and other services.

     CASH AND CASH EQUIVALENTS
     The Company considers cash on hand, deposits in banks, and investment instruments purchased with original maturities of less than three months to be cash and cash equivalents. Short-term investments in treasury bills, which are included in cash equivalents, are valued at amortized cost which approximates fair market value. Cash equivalents aggregated $980,775 and $287,307 at December 31, 1994 and 1995, respectively.

     REVENUE RECOGNITION
     The Company recognizes license fees, consisting primarily of protocol licenses, which require the delivery of software engineering specifications, at date of shipment. Hardware sales are recognized upon shipment and the cost of warranty obligations is accrued, when significant. Royalty revenue, including advertising fees, is recorded when units are shipped by OEMs. Revenue is deferred if there are significant obligations remaining to be performed by the Company subsequent to shipment or if there is uncertainty about collectibility. Deferred revenue is recognized when these issues are no longer significant.

     PROPERTY AND EQUIPMENT
     Property and equipment are recorded at cost. Depreciation of owned equipment is computed using the straight-line method over the estimated useful lives of the respective assets (three to seven years). Depreciation of equipment under capital lease arrangements is computed using the straight-line method over the life of the lease.

     INVENTORIES
     Inventories are stated at the lower-of-cost or market, cost being determined by the first-in, first-out method. Inventories consist primarily of finished products.

     PATENT COSTS
     The costs of obtaining patents on the Company's technology designs are capitalized as incurred. Amortization of these costs is computed on a straight-line basis over their estimated useful lives of seven years.

     RESEARCH AND DEVELOPMENT AND SOFTWARE DEVELOPMENT COSTS
     Research and development costs are expensed as incurred. Statement of Financial Accounting Standards No. 86, Accounting for Costs of Computer Software to be Sold, Leased, or Otherwise Marketed requires the capitalization of certain software development costs once technological feasibility is established. To date, the period between achieving technological feasibility and the general availability of such software has been short. Consequently, software development costs qualifying for capitalization have been immaterial, and therefore, the Company has not capitalized any software development costs.

     FAIR VALUE OF FINANCIAL INSTRUMENTS
     The carrying amounts of the Company's financial instruments, including cash equivalents, short-term receivables and payables and capital lease obligations, approximate fair values.

                      RADISH COMMUNICATION SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS

     ADOPTION OF NEW ACCOUNTING STANDARDS
     The Company has reviewed Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of and No. 123 Accounting for Stock-Based Compensation for applicability. Based on management's estimates and its intention to continue to apply its existing accounting for employee stock options, the adoption of these standards is not expected to have a material effect on the Company's financial statements.

     USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities as well as the reported amounts of revenue and expenses. Actual results could differ from the estimates, making it reasonably possible that a change in these estimates could occur in the near term.

     LOSS PER SHARE
     Loss per share is computed based on the weighted average number of common shares and dilutive common stock equivalent shares, using the treasury stock, method outstanding during the period.

     INTERIM FINANCIAL DATA
     The interim financial data as of September 30, 1996 and for the nine months ended September 30, 1995 and 1996 is unaudited; however, in the opinion of management of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim periods presented. All data presented in these notes at such date and for such periods is unaudited.

2.   PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                          DECEMBER 31,
                                                          ------------
                                                        1994        1995
                                                        ----        ----

     Office, computer, and lab equipment               $ 475,287   $  670,934
     Tooling                                             132,923      141,566
     Radish equipment                                     91,108       97,732
     Furniture and fixtures                               95,930      162,323
     Purchased software                                   47,449       65,691
     Leasehold improvements                               14,050       14,050
                                                       ---------   ----------
                                                         856,747    1,152,296

     Less accumulated depreciation and amortization     (300,624)    (524,640)
                                                       ---------   ----------
                                                       $ 556,123   $  627,656
                                                       =========   ==========

     Depreciation expense totaled $147,716 and $224,016 for the years ended December 31, 1994 and 1995, respectively. Assets capitalized pursuant to capital leases of approximately $318,000 and $605,000 are included in property and equipment at December 31, 1994 and 1995, respectively. Related accumulated amortization aggregated approximately $30,000 and $180,000 at December 31, 1994 and 1995, respectively.

3.   LINE OF CREDIT

     During 1995, the Company entered into a $750,000 revolving line of credit arrangement with a bank. The line is collateralized by the Company's inventory and equipment not subject to capital leases. At December 31, 1995, there were no outstanding borrowings under the line. The line has an interest rate of prime plus 1% (9.5% at December 31, 1995) and expired on June 30, 1996. There are certain financial covenants associated with the line of credit.

                      RADISH COMMUNICATIONS SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS

4.   LEASE OBLIGATIONS

     In May 1994, the Company secured a $500,000 equipment line of credit, collateralized by the related equipment, furniture and fixtures. During 1994 and 1995, the Company used $276,575 and $235,036, of this line. Payments are due over 36 months from the funding date with an effective interest rate of approximately 7.5%. The Company, at its option, may purchase the related assets at the expiration of the lease term by continuing the lease payment for an additional 12 months or paying a price of 15% of the original loan value. A warrant exercisable for 40,000 shares of mandatorily redeemable, convertible Series B Preferred Stock was issued to the financing company in conjunction with this facility. The warrant has an exercise price of $1.00 per share and expires in ten years.

     During 1995, the Company also entered into an additional capital lease for equipment that totaled approximately $17,000 and is payable over 12 months.


5.   MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK

     On March 31, 1992, the Company issued 3,025,000 shares of Series A mandatorily redeemable convertible Preferred Stock (the "Series A shares") at $1.00 per share. On February 15, 1994 and June 17, 1994, 4,480,500 and 525,000 shares of Series B mandatorily redeemable convertible Preferred Stock were issued at $1.00 per share (the "Series B shares"). The February 15, 1994 private placement included the conversion of $1,600,000 of bridge loans and related accrued interest of $63,419 into Series B shares. In February 1995 and May 1995, the Company issued in the aggregate 1,500,000 shares of Series C mandatorily redeemable convertible preferred stock (the "Series C shares") for net proceeds of $2,982,041.

     Series A, Series B and Series C shares are convertible one-for-one into the Company's common stock at the option of the holder and earn dividends if and when declared by the Company's board of directors. Dividends on preferred stock take precedence over common stock dividends and are not cumulative. No such dividends had been declared through December 31, 1996. The Series A, Series B and Series C shares are mandatorily redeemable, on a pro rata basis, beginning on March 31, 2000 and in-full by September 30, 2001 at their issue price plus any declared but unpaid dividends.

     In the event of a liquidation of the Company, Series A, Series B and Series C stockholders have equal preference. All Series A, Series B and Series C shares automatically convert at the time of a Qualified Public Offering (at a per share price of common stock of at least $5.00, with aggregate offering proceeds to the Company of not less than $10,000,000) or if at least 75% of all outstanding Series A, Series B and Series C shares have converted. Other significant characteristics are summarized below:

                                          SERIES A    SERIES B    SERIES C

     Issue price per share                  $1.00       $1.00       $2.00
     Liquidation preference per share       $1.00       $1.00       $1.00
     Redemption value per share             $1.00       $1.00       $1.00
     Noncumulative dividends per share      $0.08       $0.10       $0.10

On April 30, 1996, the Company authorized and issued 2,818,182 shares of Series D mandatorily redeemable convertible preferred stock (the "Series D shares") at a price of $2.20 per share for net proceeds to the Company of $6,167,201. The Series D shares are convertible into common stock on a one-for-one basis at the option of the holder, convert at greater than one-for-one upon a change in control, have a liquidation preference equal to $2.20 per share plus 8% per annum from the date of issuance (reduced for dividends declared and paid), earn annual dividends at $.176 per share only when and if declared by the Company's board of directors and are mandatorily redeemable beginning in the year 2000. In the event of liquidation, the Series D shares have preference over the Series A, Series B and Series C shares.

                      RADISH COMMUNICATIONS SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS

6.   COMMON STOCK OPTIONS AND WARRANTS

     STOCK OPTIONS
     The Company's 1992 Stock Option Plan (the "Plan") provides for the issuance of incentive stock options to purchase up to 2,353,300 shares of common stock and non-qualified options to purchase up to 399,082 shares of common stock. Incentive stock options are granted at an exercise price not less than the fair market value of the common stock, as determined by the Board of Directors, on the date of grant. Incentive options granted vest over a four-year period and expire eight years after the date of grant. All non-qualified stock options are generally fully vested when granted.

     Stock option transactions for the years ending December 31, 1994 and 1995 are summarized below:


                                               NON-QUALIFIED     INCENTIVE
                                               STOCK OPTIONS   STOCK OPTIONS   EXERCISE PRICE
                                               --------------  --------------  --------------

       Outstanding at December 31, 1993             136,497         907,154      $0.001-0.10
       Granted                                                      455,500      $      0.10
       Exercised                                     (3,571)                     $     0.001
       Forfeited                                                   (117,354)     $      0.10
                                               ------------       ---------

       Outstanding at December 31, 1994             132,926       1,245,300      $ 0.001-.10
       Granted                                                      610,000      $ 0.10-0.20
       Exercised                                    (39,063)        (72,379)     $ 0.001-.10
       Forfeited                                                   (134,289)     $ 0.10-0.20
                                               ------------       ---------

       Outstanding at December 31, 1995              93,863       1,648,632      $ 0.001-.20
                                               ============       =========

       Exercisable at December 31, 1995              93,863       1,241,022
                                               ============       =========

       Available for grant at December 31,
       1995                                           -             588,289
                                               ============       =========


     STOCK WARRANTS
     During 1994, warrants to purchase 740,648 common shares of Company stock were issued in conjunction with the Series B preferred stock offering. The warrants are exercisable at $.10 per share and 631,905 expire on February 14, 1999 and 108,743 expire on June 17, 1999.

     During 1995, the Company issued warrants to purchase 2,400,000 shares of the Company's common stock. The warrants were issued in conjunction with a licensing arrangement. Of the warrants issued, 1,800,000 were fully vested upon issuance, have an exercise price of $2.00 per share, and expire in 600,000-share increments on September 1, 1996, 1997, and 1998. The remaining warrants to purchase 600,000 shares (the "Contingent Warrants") contingently vest upon the occurrence of specified events through 1996. These warrants have an exercise price of $0.15 per share and expire on September 1, 1999. Pursuant to the issuance of these warrants, the Company also granted the holder of the warrants the right to participate in future sales of securities by the Company. The Contingent Warrants were valued at $54,000 at grant date and recorded as a discount to software license revenue, since it was considered probable that the customer would fulfill its obligations under the license agreement. In January 1996, the customer satisfied its first half of the license agreement and 300,000 of the Contingent Warrants became exercisable. For the nine-months ended September 30, 1996, the remaining Contingent Warrants were marked-to-market resulting in a $500,000 reduction in license fee revenue. In August 1996, the customer exercised 600,000 of the $2.00 warrants in return for $600 cash and a $1,199,499 promissory note to the Company. The promissory note is secured by a pledge of the shares of common stock issued pursuant to the exercise of the warrants.

     During 1996, warrants to purchase 1,409,091 shares common stock were also issued in conjunction with the Series D preferred stock offering. These warrants are exercisable at $0.22 per share and expire in April 1999.

                      RADISH COMMUNICATIONS SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS

7.  INCOME TAXES

     To-date, the Company has not generated any taxable income and accordingly has not paid any income tax. The Company's gross deferred tax assets at December 31, 1994 and 1995 were approximately $2,639,000 and $3,880,000, respectively, and consisted primarily of the tax effect of net operating loss carryforwards. The gross deferred tax assets at December 31, 1994 and 1995 have been reduced in full by a valuation allowance because it is currently more likely than not that such benefits will not be realized. The valuation allowance increased by approximately $1,241,000 during 1995 primarily because no benefit was recorded for current losses.

     At December 31, 1995, the Company has net operating loss carryforwards of approximately $9,438,000 which may be used to offset future taxable income. These carryforwards expire from 2007 through 2010. The net operating loss carryforwards may be subject to annual limitations based on changes in the ownership of the Company.

     The difference between the zero provision for income taxes in 1994 and 1995 and the expected amount determined by applying the federal statutory rate to loss before income tax results primarily from the unrecognized benefit of net operating loss carryforwards and other minor future net deductions.

8.   EMPLOYEE BENEFITS

     The Company has a 401(k) defined contribution plan covering substantially all employees meeting minimum age and service requirements. Participation in the plan is optional. Employer contributions are made to the plan solely at the discretion of the Board of Directors. To date, no Company contributions have been made.

9.   COMMITMENTS

     The Company conducts its operations from leased facilities and leases certain equipment under capital lease and noncancelable operating lease agreements. At December 31, 1995, future minimum lease payments are as follows:


                                         NON-CANCELABLE
                              CAPITAL      OPERATING
YEARS ENDING DECEMBER 31,      LEASES        LEASES
                               ------        ------
    1996                     $ 247,888    $   178,517
    1997                       226,969         27,887
    1998                        72,436
                             ---------    -----------
                               547,293    $   206,404
                                          ===========
    Less imputed interest      (84,978)
                             ---------
                               462,315
    Less current portion      (152,163)
                             ---------
                             $ 310,152
                             =========

     Total rent expense was $125,545 and $167,220 during 1994 and 1995, respectively.

     The Company has contracts with certain manufacturing partners to produce its finished products. These manufacturing partners procure all raw materials and build Radish products according to Company specifications and master-build schedules. At December 31, 1995, the Company had purchase commitments of $92,000 to its manufacturing partners under such agreements.

                      RADISH COMMUNICATIONS SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS

10.  SUBSEQUENT EVENTS (UNAUDITED)

     On December 19, 1996, the Company was acquired by SystemSoft Corporation ("SystemSoft") by means of a merger. Pursuant to a merger agreement signed December 12, 1996, each outstanding share of the Company's common stock was converted into the right to receive approximately 0.12 shares of SystemSoft common stock and each outstanding share of the Company's Series D mandatorily redeemable convertible preferred stock was converted into a right to receive approximately 0.23 shares of SystemSoft common stock. Immediately prior to the merger, each of the Series A, Series B and Series C shares and approximately 75% of the Series D shares were converted on a one-for-one basis to shares of the Company's common stock, and all outstanding warrants were required to be exercised or surrendered. All but 1,200,000 of the $2.00 warrants were exercised. Also, the promissory note secured by shares of common stock was canceled and the shares were returned to the Company.

     On or about December 20, 1996, the Company received a letter describing an unasserted claim from a party claiming that the Company's actions had damaged the party. The Company denies the allegations set forth in the letter and denies any liability to the party. Management of the Company believes that this unasserted claim is without merit and will be resolved with no material effect on the Company's financial position or results of operations. However, there can be no certainty of this belief due to the preliminary stage of this matter.